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                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

               SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 11, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of common shares of Dynamic Healthcare Technologies, Inc. ("Dynamic"), a Florida corporation, does hereby appoint T. Christopher Assif and Brian Greco, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Dynamic common shares that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on November 5, 2001, at the Special Meeting of Shareholders of Dynamic, to be held at 615 Crescent Executive Court, Fifth Floor, Lake Mary, Florida on December 11, 2001 at 9:00 a.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:



         1.       APPROVAL OF ACQUISITION PROPOSAL

                  Proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 5, 2001, by and among Cerner Corporation, Cerner Holdings, Inc., and Dynamic, and the transactions contemplated thereby, all of which is described in the accompanying Proxy Statement/Prospectus dated November 8, 2001.

                           | | FOR          | | AGAINST         | |  ABSTAIN

         2. In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposal which is to be presented for action at the Special Meeting).



                     (Please Sign and Date on Reverse Side)


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                           (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED NOVEMBER 8, 2001.

PLEASE ENTER THE NUMBER OF DYNAMIC COMMON SHARES YOU OWN:
                                                           ------------
(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)




                                  : I plan to attend the Special Meeting.

                                  : I do not plan to attend the Special Meeting.


                           Date                                          , 2001
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                           Signature(s):
                                        ----------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------
                                      Title or Authority (if applicable)

                           PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER OR OTHER SIMILAR CAPACITY, SO INDICATE. IF THE OWNER IS A CORPORATION, AN AUTHORIZED OFFICER SHOULD SIGN FOR THE CORPORATION AND STATE HIS OR HER TITLE. THIS PROXY SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES THAT THEY ARE HELD BY THE SIGNATORY.